Exhibit 99.1

IQVIA INC.

LETTER OF TRANSMITTAL

OFFER TO EXCHANGE

$750,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 5.700% SENIOR SECURED NOTES DUE 2028

AND

$1,250,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 6.250% SENIOR SECURED NOTES DUE 2029,

THE ISSUANCE OF WHICH HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,

FOR

ALL OF ITS OUTSTANDING 5.700% SENIOR SECURED NOTES DUE 2028

AND

ALL OF ITS OUTSTANDING 6.250% SENIOR SECURED NOTES DUE 2029

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME, ON         , 2024 (THE “EXPIRATION DATE”) UNLESS EXTENDED.

The Exchange Agent is:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

By Regular Mail or Overnight Courier: U.S. Bank Trust Company, National Association c/o 111 Fillmore Ave E. St. Paul, MN 55107 Attn: Specialized Finance
By Registered or Certified Mail: U.S. Bank Trust Company, National Association c/o 111 Fillmore Ave E. St. Paul, MN 55107 Attn: Specialized Finance	In Person by Hand Only: U.S. Bank Trust Company, National Association c/o 111 Fillmore Ave E. St. Paul, MN 55107 Attn: Specialized Finance

Delivery of this Letter of Transmittal to an address other than as set forth above or transmission via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

The undersigned acknowledges receipt of the Prospectus dated January 5, 2024 (the “Prospectus”) of IQVIA Inc. (the “Issuer”), and this Letter of Transmittal (the “Letter of Transmittal”), which together describe the Issuer’s offer (the “Exchange Offer”) to exchange (i) its 5.700% Senior Secured Notes due 2028 which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “2028 Registered Notes”) for its outstanding 5.700% Senior Secured Notes due 2028 (the “2028 Restricted Notes”) and (ii) its 6.250% Senior Secured Notes due

2029 which have been registered under the Securities Act (the “2029 Registered Notes”, and together with the 2028 Registered Notes, the “Registered Notes”) for its outstanding 6.250% Senior Secured Notes due 2028 (the “2028 Restricted Notes”, and together with the 2028 Registered Notes, the “Registered Notes”) from the holders thereof.

The terms of the 2028 Registered Notes and the 2029 Registered Notes are substantially identical (including principal amount, interest rate and maturity) to the terms of the 2028 Restricted Notes and 2029 Restricted Notes, respectively, for which they may be exchanged pursuant to the Exchange Offer, except that (i) the 2028 Registered Notes will not be subject to the restrictions on transfer or to any increase in the annual interest rate for failure to comply with the Registration Rights Agreement, dated May 23, 2023, among the Issuer, IQVIA Holdings Inc., subsidiary guarantors of the Issuer, and Goldman Sachs & Co. LLC, as representative of the initial purchasers of the 2028 Registered Notes, (ii) the 2029 Registered Notes will not be subject to the restrictions on transfer or to any increase in the annual interest rate for failure to comply with the Registration Rights Agreement, dated November 28, 2023, among the Issuer, IQVIA Holdings Inc., subsidiary guarantors of the Issuer, and J.P. Morgan Securities LLC, as representative of the initial purchasers of the 2029 Registered Notes (together with the Registration Rights Agreement dated May 23, 2023, the “Registration Rights Agreements”), (iii) the issuance of the Registered Notes is registered under the Securities Act and (iv) the Registered Notes are not subject to any covenant regarding exchange registration rights under the Securities Act.

The Issuer is not making the Exchange Offer to holders of the Restricted Notes in any jurisdiction in which the Exchange Offer or the acceptance of the Exchange Offer would not be in compliance with the securities or Blue Sky laws of such jurisdiction. The Issuer also will not accept surrenders for exchange from holders of the Restricted Notes in any jurisdiction in which the Exchange Offer or the acceptance of the Exchange Offer would not be in compliance with the securities or Blue Sky laws of such jurisdiction.

Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus.

YOUR BANK OR BROKER CAN ASSIST YOU IN COMPLETING THIS FORM. THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT.

The undersigned has checked the appropriate boxes below and signed this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer.

PLEASE READ THE ENTIRE

LETTER OF TRANSMITTAL AND THE PROSPECTUS

CAREFULLY BEFORE CHECKING ANY BOX BELOW.

List below the Restricted Notes to which this Letter of Transmittal relates. If the space provided below is inadequate, the certificate numbers and aggregate principal amounts should be listed on a separate signed schedule affixed hereto.

DESCRIPTION OF RESTRICTED NOTES TENDERED HEREWITH

Name(s) and Address(es) of Registered Holder(s) (Please fill in)	Certificate Number(s)*	Aggregate Principal Amount Represented by Restricted Notes*	Principal Amount Tendered**

Total:

*	Need not be completed by book-entry holders.
**	Unless otherwise indicated, the holder will be deemed to have tendered the full aggregate principal amount represented by such Restricted Notes. See instruction 2.

Unless the context otherwise requires, the term “holder” for purposes of this Letter of Transmittal means any person in whose name Restricted Notes are registered or any other person who has obtained a properly completed bond power from the registered holder or any person whose Restricted Notes are held of record by The Depository Trust Company (“DTC”).

☐	CHECK HERE IF REGISTERED NOTES ARE TO BE DELIVERED TO PERSON OTHER THAN PERSON SIGNING THIS LETTER OF TRANSMITTAL:

Name:

Address:

☐	CHECK HERE IF REGISTERED NOTES ARE TO BE DELIVERED TO ADDRESS DIFFERENT FROM THAT LISTED ELSEWHERE IN THIS LETTER OF TRANSMITTAL:

Name:

Address:

☐

CHECK HERE IF YOU ARE A BROKER-DEALER THAT ACQUIRED RESTRICTED NOTES FOR YOUR OWN ACCOUNT AS A RESULT OF MARKET MAKING OR OTHER TRADING ACTIVITIES AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO:

Name:

Address:

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Registered Notes. If the undersigned is a broker-dealer that will receive Registered Notes for its own account in exchange for Restricted Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Registered Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A broker-dealer may not participate in the Exchange Offer with respect to Restricted Notes acquired other than as a result of market-making activities or other trading activities. Any holder who is an “affiliate” of the Issuer or who has an arrangement or understanding with respect to the distribution of the Registered Notes to be acquired pursuant to the Exchange Offer, or any broker-dealer that purchased Restricted Notes from the Issuer to resell pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act must comply with the registration and prospectus delivery requirements under the Securities Act.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Issuer the principal amount of the Restricted Notes indicated above. Subject to, and effective upon, the acceptance for exchange of any portion of the Restricted Notes tendered herewith in accordance with the terms and conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby exchanges, assigns and transfers to, or upon the order of, the

Issuer all right, title and interest in and to such Restricted Notes as are being tendered herewith. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as its true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of the Issuer, in connection with the Exchange Offer) to cause the Restricted Notes to be assigned, transferred and exchanged.

The undersigned represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Restricted Notes and to acquire Registered Notes issuable upon the exchange of such tendered Restricted Notes, and that, when the same are accepted for exchange, the Issuer will acquire good and unencumbered title to the tendered Restricted Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Issuer to be necessary or desirable to complete the exchange, assignment and transfer of the tendered Restricted Notes or transfer ownership of such Restricted Notes on the account books maintained by the book-entry transfer facility. The undersigned further agrees that acceptance of any and all validly tendered Restricted Notes by the Issuer and the issuance of Registered Notes in exchange therefor shall constitute performance in full by the Issuer of its obligations under the Registration Rights Agreements, as applicable, and that the Issuer shall have no further obligations or liabilities thereunder. The undersigned will comply with its obligations under the Registration Rights Agreements, as applicable.

The undersigned understands that tenders of Restricted Notes pursuant to any one of the procedures described in the Prospectus and in the instructions attached hereto will, upon the Issuer’s acceptance for exchange of such tendered Restricted Notes, constitute a binding agreement between the undersigned and the Issuer upon the terms and subject to the conditions of the Exchange Offer. The undersigned recognizes that, under circumstances set forth in the Prospectus, the Issuer may not be required to accept for exchange any of the Restricted Notes.

The holders tendering the Restricted Notes have represented to the Issuer that: (i) the holder is not an “affiliate” of the Issuer within the meaning of Rule 405 under the Securities Act or if it is such an “affiliate” it will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable; (ii) the holder is not engaged and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Registered Notes; (iii) the holder is acquiring the Registered Notes in its ordinary course of business; (iv) if the holder is a broker-dealer, the holder has acquired the Registered Notes for its own account in exchange for the Restricted Notes that were acquired as a result of market-making activities or other trading activities (other than Restricted Notes acquired directly from the Issuer or any of its affiliates) and that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Registered Notes; (v) if the holder is a broker-dealer, that it did not purchase the Restricted Notes to be exchanged in the Exchange Offer from the Issuer or any of the Issuer’s affiliates; and (vi) the holder is not acting on behalf of any person who could not truthfully and completely make the representations contained in (i) through (v) hereof. If the undersigned or the person receiving such Registered Notes, whether or not such person is the undersigned, is a broker-dealer that will receive Registered Notes for its own account in exchange for Restricted Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Registered Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. The undersigned understands that all resales of the Registered Notes must be made in compliance with applicable state securities or Blue Sky laws. If a resale does not qualify for an exemption from these laws, the undersigned acknowledges that it may be necessary to register or qualify the Registered Notes in a particular state or to make the resale through a licensed broker-dealer in order to comply with these laws. The undersigned further understands that the Issuer assumes no responsibility regarding compliance with state securities or Blue Sky laws in connection with resales.

Any holder of Restricted Notes using the Exchange Offer to participate in a distribution of the Registered Notes (i) cannot rely on the position of the staff of the SEC enunciated in its interpretive letter with respect to Exxon Capital Holdings Corporation (available April 13, 1989), Morgan Stanley & Co., Incorporated (available June 5, 1991) and Shearman & Sterling (Available July 2, 1993) or similar interpretive letters and (ii) must comply with the registration and prospectus requirements of the Securities Act in connection with a secondary resale transaction.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Tendered Restricted Notes may be withdrawn at any time prior to the Expiration Date in accordance with the terms of this Letter of Transmittal. Except as stated in the Prospectus, this tender is irrevocable.

Certificates for all Registered Notes delivered in exchange for tendered Restricted Notes and any Restricted Notes delivered herewith but not exchanged, in each case if, registered in the name of the undersigned, shall be delivered to the undersigned at the address shown below the signature of the undersigned.

The undersigned, by completing the box entitled “Description of Restricted Notes Tendered Herewith” above and signing this letter, will be deemed to have tendered the Restricted Notes as set forth in such box.

TENDERING HOLDER(S) SIGN HERE

(Complete accompanying IRS Form W-9)

Must be signed by registered holder(s) exactly as name(s) appear(s) on certificate(s) for Restricted Notes hereby tendered or in whose name Restricted Notes are registered on the books of DTC or one of its participants, or by any person(s) authorized to become the registered holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth the full title of such person. See Instruction 3.

(Signature(s) of Holder(s))

Date

Name(s)
(Please Print)

Capacity (full title)

Address
(Including Zip Code)

Daytime Area Code and Telephone No.

Taxpayer Identification No.

GUARANTEE OF SIGNATURE(S)

(If Required — See Instruction 3)

Authorized Signature

Dated

Name

Title

Name of Firm

Address of Firm
(Include Zip Code)

Area Code and Telephone No.

SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 3 and 4)

To be completed ONLY if Registered Notes or Restricted Notes not tendered are to be issued in the name of someone other than the registered holder of the Restricted Notes whose name(s) appear(s) above.

Issue:	☐	Restricted Notes not tendered to:
	☐	Registered Notes to:

Name(s)

Address:

(Include Zip Code)

Daytime Area Code and

Telephone No.

Taxpayer Identification No.

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 3 and 4)

To be completed ONLY if Registered Notes or Restricted Notes not tendered are to be sent to someone other than the registered holder of the Restricted Notes whose name(s) appear(s) above, or such registered holder(s) at an address other than that shown above.

Mail:	☐	Restricted Notes not tendered to:
	☐	Registered Notes to:

Name(s)

Address:

(Include Zip Code)
Area Code and Telephone No.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. Delivery of this Letter of Transmittal and Certificates

A holder of Restricted Notes may tender the same by (i) properly completing and signing this Letter of Transmittal or a facsimile hereof (all references in the Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates, if applicable, representing the Restricted Notes being tendered and any required signature guarantees and any other documents required by this Letter of Transmittal, to the Exchange Agent at its address set forth above on or prior to the Expiration Date or (ii) complying with the procedure for book-entry transfer described below.

Holders of Restricted Notes may tender Restricted Notes by book-entry transfer by crediting the Restricted Notes to the Exchange Agent’s account at DTC in accordance with DTC’s Automated Tender Offer Program (“ATOP”) and by complying with applicable ATOP procedures with respect to the Exchange Offer. DTC participants that are accepting the Exchange Offer should transmit their acceptance to DTC, which will edit and verify the acceptance and execute a book-entry delivery to the Exchange Agent’s account at DTC. DTC will then send a computer-generated message (an “Agent’s Message”) to the Exchange Agent for its acceptance in which the holder of the Restricted Notes acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, this Letter of Transmittal or the DTC participant confirms on behalf of itself and the beneficial owners of such Restricted Notes all provisions of this Letter of Transmittal (including any representations and warranties) applicable to it and such beneficial owners as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the Exchange Agent. Delivery of the Agent’s Message by DTC will satisfy the terms of the Exchange Offer as to execution and delivery of a Letter of Transmittal by the participants identified in the Agent’s Message.

The method of delivery of this Letter of Transmittal, the Restricted Notes and any other required documents is at the election and risk of the holder, and except as otherwise provided below, the delivery will be deemed made only when actually received or confirmed by the Exchange Agent. If such delivery is by mail, it is suggested that registered mail with return receipt requested, properly insured, be used. In all cases sufficient time should be allowed to permit timely delivery. No Restricted Notes or Letters of Transmittal should be sent to the Issuer.

The Exchange Agent must receive the certificates for all physically tendered Restricted Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with this properly completed and duly executed Letter of Transmittal or Agent’s Message with any required signature guarantees and any other documents required by this Letter of Transmittal prior to 5:00 p.m., New York City time, on the Expiration Date, all as provided in the Prospectus.

No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders, by execution of this Letter of Transmittal (or facsimile thereof), shall waive any right to receive notice of the acceptance of the Restricted Notes for exchange.

2. Withdrawals.

If less than the entire principal amount of Restricted Notes evidenced by a submitted certificate is tendered, the tendering holder must fill in the aggregate principal amount of Restricted Notes tendered in the box entitled “Description of Restricted Notes Tendered Herewith.” A newly issued certificate for the Restricted Notes submitted but not tendered will be sent to such holder as soon as practicable after the Expiration Date. All Restricted Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise clearly indicated.

If not yet accepted, a tender pursuant to the Exchange Offer may be withdrawn prior to the Expiration Date.

To be effective with respect to the tender of Restricted Notes, a written notice of withdrawal must: (i) be received by the Exchange Agent at the address for the Exchange Agent set forth above before the Issuer notifies the Exchange Agent that they have accepted the tender of Restricted Notes pursuant to the Exchange Offer; (ii) specify the name of the person who tendered the Restricted Notes to be withdrawn; (iii) identify the Restricted Notes to be withdrawn (including the principal amount of such Restricted Notes, or, if applicable, the certificate numbers shown on the particular certificates evidencing such Restricted Notes and the principal amount of Restricted Notes represented by such certificates); (iv) include a statement that such holder is withdrawing its election to have such Restricted Notes exchanged; and (v) be signed by the holder in the same manner as the original signature on this Letter of Transmittal (including any required signature guarantee). The Exchange Agent will return the properly withdrawn Restricted Notes promptly following receipt of notice of withdrawal. If Restricted Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Restricted Notes or otherwise comply with the book-entry transfer facility’s procedures. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Issuer, and such determination will be final and binding on all parties.

Any Restricted Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Restricted Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Restricted Notes tendered by book-entry transfer into the Exchange Agent’s account at the book entry transfer facility pursuant to the book-entry transfer procedures described above, such Restricted Notes will be credited to an account with such book-entry transfer facility specified by the holder) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Restricted Notes may be retendered by following one of the procedures described under the caption “The Exchange Offer—Procedures for Tendering the Restricted Notes” in the Prospectus at any time prior to the Expiration Date.

3. Signature on this Letter of Transmittal; Written Instruments and Endorsements; Guarantee of Signatures.

If this Letter of Transmittal is signed by the registered holder(s) of the Restricted Notes tendered hereby, the signature must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever. If any of the Restricted Notes tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If a number of Restricted Notes registered in different names are tendered, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of Restricted Notes.

When this Letter of Transmittal is signed by the registered holder or holders (which term, for the purposes described herein, shall include the book-entry transfer facility whose name appears on a security listing as the owner of the Restricted Notes) of Restricted Notes listed and tendered hereby, no endorsements of certificates or separate written instruments of transfer or exchange are required.

If this Letter of Transmittal is signed by a person other than the registered holder or holders of the Restricted Notes listed, such Restricted Notes must be endorsed or accompanied by separate written instruments of transfer or exchange in form satisfactory to the Issuer and duly executed by the registered holder, in either case signed exactly as the name or names of the registered holder or holders appear(s) on the Restricted Notes.

If this Letter of Transmittal, any certificates or separate written instruments of transfer or exchange are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Issuer, proper evidence satisfactory to the Issuer of their authority so to act must be submitted.

Endorsements on certificates or signatures on separate written instruments of transfer or exchange required by this Instruction 3 must be guaranteed by an Eligible Guarantor Institution (as defined below).

Signatures on this Letter of Transmittal must be guaranteed by an Eligible Guarantor Institution (as defined below), unless Restricted Notes are tendered: (i) by a holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on this Letter of Transmittal; or (ii) for the account of an Eligible Guarantor Institution. In the event that the signatures in this Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by an eligible guarantor institution which is a member of a firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (an “Eligible Guarantor Institution”). If Restricted Notes are registered in the name of a person other than the signer of this Letter of Transmittal, the Restricted Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Issuer, in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Guarantor Institution.

4. Special Issuance and Delivery Instructions.

Tendering holders should indicate, as applicable, the name and address to which the Registered Notes or certificates for Restricted Notes not exchanged are to be issued or sent, if different from the name and address of the person signing this Letter of Transmittal. In the case of issuance in a different name, the TIN (as defined below) of the person named must also be indicated. Holders tendering Restricted Notes by book-entry transfer may request that Restricted Notes not exchanged be credited to such account maintained at the book-entry transfer facility as such holder may designate.

5. Transfer Taxes.

The Holder shall pay all transfer taxes due on transfer.

6. Waiver of Conditions.

The Issuer reserves the absolute right to waive, in whole or in part, any of the conditions to the Exchange Offer set forth in the Prospectus.

7. Mutilated, Lost, Stolen or Destroyed Securities.

Any holder whose Restricted Notes have been mutilated, lost, stolen or destroyed, should contact the Exchange Agent at the address indicated below for further instructions.

8. Backup Withholding; IRS Form W-9; IRS Form W-8.

Under U.S. federal income tax law, a holder of Restricted Notes whose Restricted Notes are exchanged for Registered Notes may be subject to backup withholding. In order to prevent backup withholding, a holder that is a U.S. person generally must provide the Exchange Agent with such holder’s correct taxpayer identification number (“TIN”) on IRS Form W-9 attached hereto and certify on the IRS Form W-9 that (i) the TIN provided on the IRS Form W-9 is correct (or that such holder is awaiting a TIN), and (ii) the holder is not subject to backup withholding because (x) such holder is exempt from backup withholding, (y) such holder has not been notified by the IRS that he or she is subject to backup withholding as a result of a failure to report all interest or dividends or (z) the IRS has notified the holder that he or she is no longer subject to backup withholding. If such a holder is a U.S. individual, the TIN is generally the holder’s social security number. If the Exchange Agent is not provided with the correct TIN, the holder may be subject to a $50 penalty imposed by the IRS.

Certain holders (including, among others, corporations and certain foreign individuals and entities) are exempt from backup withholding. However, to prevent backup withholding, an exempt U.S. holder should check the appropriate boxes to indicate its exempt status on IRS Form W-9 and sign, date and return the IRS Form W-9 to the Exchange Agent. In order for a holder that is a foreign individual or entity to qualify as exempt, such person must submit to the Exchange Agent a properly completed applicable IRS Form W-8, signed under penalties of perjury, attesting to that holder’s foreign status. The applicable IRS Form W-8 can be obtained from the Exchange Agent or at the IRS website at http://www.irs.gov. Failure to comply truthfully with the backup withholding requirements may result in the imposition of criminal and/or civil fines and penalties.

If a holder of Restricted Notes has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, such holder should write “Applied For” in the space for the TIN provided on the attached IRS Form W-9 in order to prevent backup withholding. Notwithstanding that “Applied For” has been written in the space for the TIN on IRS Form W-9, the Exchange Agent will withhold 28% of all payments made prior to the time a properly certified TIN is provided to the Exchange Agent and, if the Exchange Agent is not provided with a TIN within 60 days, such amounts will be paid over to the IRS.

If backup withholding applies, payments made to the holder of Restricted Notes or Registered Notes will be subject to withholding at a the then applicable rate (currently, 28%). Backup withholding is not an additional tax. Rather, any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a credit against the holder’s U.S. federal income tax liability. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided the required information is timely furnished to the IRS.

9. Requests for Assistance or Additional Copies.

Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and this Letter of Transmittal, may be directed to the Exchange Agent at the address and telephone number set forth above. In addition, all questions relating to the Exchange Offer, as well as requests for assistance or additional copies of the Prospectus and this Letter of Transmittal, may be directed to the Exchange Agent at the address and telephone number indicated above.

IMPORTANT: This Letter of Transmittal or a facsimile or copy thereof (together with certificates of Restricted Notes or confirmation of book-entry transfer and all other required documents) must be received by the Exchange Agent on or prior to the Expiration Date.